Exhibit 10.1

Certain identified information contained in this document, marked by brackets as [***], has been excluded because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

U.S. Small Business Administration NOTE

SBA Loan #	[***]
SBA Loan Name	Torotel Products, Inc.
Date	April 15, 2020
Loan Amount	$1,984,688.00
Interest Rate	1.00%
Borrower	Torotel Products, Inc.
Operating Company	N/A
Lender	Cornerstone Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

One Million Nine Hundred Eighty Four Thousand Six Hundred Eighty Eight and 00/100	Dollars,

interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

Dollars,

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

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3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

SBA PAYCHECK PROTECTION PROGRAM. This loan is made pursuant to the Small Business Association's PAYCHECK PROTECTION PROGRAM as part of the CARES ACT. It is subject to the terms and conditions promulgated pursuant to that act.

INITIAL DEFERMENT PERIOD. No payments are due on this loan for six (6) months from the date of first disbursement of this Note. Interest will continue to accrue during the deferment period

LOAN FORGIVENESS. Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this Note: a. Payroll costs; b. Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation); c. Any payment on a covered rent obligation; and d. Any covered utility payment. The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

MATURITY: This Note will mature two years from date of first disbursement of this loan.

SECURITY: The Loan is unsecured.

INTEREST. The interest rate on this Note is one percent per year. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

REPAYMENT TERMS: This Note is amortized over eighteen (18) payments and the Borrower agrees to pay this Note in eighteen (18) payments. Borrower will make 18 payments of $111,712.22 each, beginning on the first Banking Day after the Initial Deferment Period and on the same date of each month thereafter for eighteen (18) months. If a payment date is on a non-Banking Day, then payment shall be made no later than the first Banking Day after the payment date. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contain no such day will, instead, be made on the last day of such month. Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Payments will be rounded to the nearest $.01. With the final payment Borrower also agrees to pay any additional fees or charges owing and the amount of any advances Lender has made to others on Borrower's behalf. Payment may be made by electronic means or at the Lender's location in-person or by mail. Location can be found at 9120 W. 135th Street, Overland Park, Kansas 66221.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower making fewer payments.

NON-RECOURSE: Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

ERRORS AND OMISSIONS: Borrower agrees, if requested by Lender, to fully cooperate in the correction, if necessary, in the reasonable discretion of Lender of any and all loan closing documents so that all documents accurately describe the loan between Lender and Borrower. Borrower agrees to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with Lender's requests within thirty (30) days.

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4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower ’s ability to pay this Note;
G.	Fails to pay any taxes when due;
H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any part of their business or property;
J.	Makes an assignment for the benefit of creditors;
K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower ’s ability to pay this Note;
L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender ’s prior written consent; or
M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower ’s ability to pay this Note.

5.	LENDER ’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower or Guarantor;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER ’S GENERAL POWERS:

Without notice and without Borrower ’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney ’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;
C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of the Collateral; and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

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7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender ’s liens on Collateral.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10.	STATE-SPECIFIC PROVISIONS:

APPLICABLE LAW: This Note shall be governed by the laws of Kansas, the United States of America, and to the extent required, except to the extent state laws are preempted by federal law.

In the event of a dispute, unless otherwise required by law, the exclusive forum, venue, and place of jurisdiction shall be Johnson County District Court, Kansas.

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11.	BORROWER ’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

TOROTEL PRODUCTS, INC.

/S/  HEATH C HANCOCK
HEATH C HANCOCK
CHIEF FINANCIAL OFFICER

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